Exhibit 99.3

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
SUMMARY SEGMENT TOTALS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
(IN THOUSANDS)

	09/30/03	09/30/02	2003 VS. 2002	09/30/03	09/30/02	2003 VS. 2002
	GROSS	GROSS	%	GROSS	GROSS	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>

COMMERCIAL LINES	231,169	161,139	43.5%	157,153	105,702	48.7%
SPECIALTY LINES	35,071	30,103	16.5%	33,223	24,054	38.1%
PERSONAL LINES	20,186	19,232	5.0%	21,359	19,502	9.5%

TOTAL	286,426	210,474	36.1%	211,735	149,258	41.9%

	09/30/03	09/30/02	2003 VS. 2002	09/30/03	09/30/02	2003 VS. 2002
	NET	NET	%	NET	NET	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>

COMMERCIAL LINES	164,673	126,595	30.1%	110,603	77,050	43.5%
SPECIALTY LINES	25,489	28,137	-9.4%	24,142	21,748	11.0%
PERSONAL LINES	6,215	6,501	-4.4%	7,943	7,347	8.1%

TOTAL	196,377	161,233	21.8%	142,688	106,145	34.4%